GUSTAVSON ASSOCIATES

GEOLOGISTS • ENGINEERS • ECONOMISTS • APPRAISERS

March 12, 2010

Mr. Harrison Blacker
President
Dejour Energy (USA) Corp.
1401 17th Street, Suite 300
Denver, CO 80202

Subject: Reserve Estimate and Financial Forecast as to Dejour's Interests in the Gibson Gulch Area, Garfield County, Colorado

Dear Hal:

As you requested, Gustavson Associates has conducted an independent reserve evaluation and estimated the future revenue attributable as to Dejour Energy's interests in future oil and gas production associated with the Proved Undeveloped locations located in the Gibson Gulch Project Area, Garfield County, Colorado. Reserves have been estimated based on analysis of analogous well production data. Estimates and projections have been made as of January 1, 2010. Reserves have been estimated in accordance with the US Securities and Exchange Commission's (SEC) definitions and guidelines.

In general, Proved Undeveloped (PUD) reserves have been assigned to locations within the area delineated by successful wells and logged net pay, limited to the number of wells in Dejour's five-year plan, comprising 64 locations drilled 16 per year in 2011 through 2014. Significant upside to this amount includes an additional 29 locations that could be considered PUD, and 127 more locations that could be considered Probable, but for the requirement in the latest SEC guidelines for commitment to drill within five years. The estimated ultimate recovery (EUR) for each location was based on the average EUR from 20 wells in the immediate area, 1.65 BCF. Many of these wells were completed in multiple zones, including Williams Fork, Rollins, Cozette, and Corcoran; the EUR for all completions in a given wellbore were summed to yield EUR for the well.

The estimated net reserves volumes and associated net cash flow estimates are summarized below.

Summary of Net Reserves and Projected Before Tax Cash Flow

Reserves Category	Net Gas Reserves, MMCF	Net Oil Reserves, MBO	Net Present Value, thousands of US$ Discounted at		
			0%	10%	15%
Proved Undeveloped, Flat Pricing	60,197	397	87,184	13,579	2,962
Proved Undeveloped, Forecast Pricing	60,197	397	359,245	108,307	71,039

Drilling was assumed to begin in May 2011, with expected drilling and completion costs of $1,650 M per well. Eight wells are assumed to be drilled per month for two months, coming on line the month after drilling. This program is repeated in each of the following three years. Operating costs are estimated at $2,000 per well per month based on our experience with similar wells in the area. Abandonment costs were not included and would have a minimum impact. State and local production taxes are estimated at 7% of revenue. Oil prices were based on the average of the West Texas Intermediate (WTI) pricing from first day of each month of 2009, adjusted each month by the average differential between Colorado pricing[1] and WTI. Similarly, gas prices were calculated for the posted gas prices at Henry Hub, adjusted for the differential to Colorado Interstate Gas (CIG) mainline pricing, and adjusted for a BTU content of 1150 BTU/CF. For the forecast price case, NYMEX futures strips from December 31, 2009 were used for WTI (adjusted by the average oil price differential for 2009) and Henry Hub, adjusted by the futures strip for the CIG differential and BTU content. After the end of the futures strip, prices were held flat. Cost and prices were held flat for the SEC base case, and escalated at 2% for the forecast case until flat pricing is reached. Thereafter costs were held flat. A summary cash flow for each pricing scenario is included in Tables 1 and 2. Dejour's interests in the property are reported to be 71.43% working interest with a 20% royalty burden for net revenue interest of 57.14%.

<u>Limiting Conditions and Disclaimers</u>

The accuracy of any reserve report or resource evaluation is a function of available data and of engineering and geologic interpretation and judgment. While the evaluation presented herein is believed to be reasonable, it should be viewed with the understanding that subsequent reservoir performance or changes in pricing structure, market demand, or other economic parameters may justify its revision.

---

[1] http://tonto.eia.doe.gov/dnav/pet/pet_pri_dfp1_k_m.htm

Mr. Harrison Blacker
March 12, 2010
Page 3

Gustavson Associates, LLC, holds neither direct nor indirect financial interest in the subject property, the company operating the subject acreage, or in any other affiliated companies.

All data and work files utilized in the preparation of this report are available for examination in our offices. Please contact us if we can be of assistance. We appreciate the opportunity to be of service and look forward to further serving Dejour Energy (USA) Corp.

Sincerely,

GUSTAVSON ASSOCIATES, LLC.

Letha C. Lencioni, P.E.
Vice-President, Petroleum Engineering
Registered Professional Engineer, State of Colorado, # 29506

Table 1 Summary Cash Flow Forecast, Proved Undeveloped Reserves, Flat Pricing

GRAND TOTAL PROVED UNDEVELOPED
GARFIELD COUNTY, CO
WMS FK, ROLLINS , COZETTE, & CORCORAN RS
TO THE INTERESTS OF DEJOUR ENERGY

DATE: 03/10/10
TIME: 10:12:34
FILE: DEJ0G
PROP: 0
STID: BASE
.CMD: DEJOURGG
.OUT: SAMPLE

R E S E R V E S   A N D   E C O N O M I C S

AS OF JANUARY 1, 2010

-END- MO-YR	---GROSS PRODUCTION--- OIL, MBBL	GAS, MMCF	----NET PRODUCTION---- OIL, MBBL	GAS, MMCF	--PRICES-- OIL $/B	GAS $/M	--------OPERATIONS, M$-------- NET OPER REVENUES	SEV+ADV TAXES	NET OPER EXPENSES	CAPITAL COSTS, M$	CASH FLOW BTAX, M$	10.00 PCT CUM. DISC BTAX, M$
12-10	.000	.000	.000	.000	.00	.00	.000	.000	.000	.000	.000	.000
12-11	19.544	2960.576	11.168	1691.760	53.31	3.33	6237.376	436.616	148.568	18857.256	-13205.064	-11747.272
12-12	39.144	5931.336	22.368	3389.344	53.31	3.34	12495.896	874.712	422.856	18857.256	-7658.928	-18056.344
12-13	52.128	7897.520	29.792	4512.880	53.31	3.34	16638.664	1164.704	697.144	18857.256	-4080.440	-21228.408
12-14	62.168	9418.544	35.528	5382.040	53.31	3.34	19843.096	1389.016	971.432	18857.256	-1374.608	-22349.992
12-15	50.936	7718.640	29.112	4410.664	53.31	3.34	16261.536	1138.312	1097.152	.000	14026.072	-14046.200
12-16	38.512	5834.848	22.016	3334.208	53.31	3.34	12293.256	860.536	1097.152	.000	10335.568	-8483.544
12-17	31.880	4830.200	18.224	2760.128	53.31	3.33	10176.544	712.360	1097.152	.000	8367.032	-4389.744
12-18	27.552	4175.264	15.752	2385.872	53.31	3.33	8796.624	615.768	1097.152	.000	7083.704	-1236.936
12-19	24.464	3705.216	13.984	2117.272	53.31	3.33	7806.592	546.456	1097.152	.000	6162.984	1253.144
12-20	22.088	3347.496	12.624	1912.856	53.31	3.34	7052.368	493.656	1097.152	.000	5461.560	3260.824
12-21	20.216	3064.160	11.552	1750.936	53.31	3.34	6455.216	451.864	1097.152	.000	4906.200	4900.392
12-22	18.696	2833.040	10.688	1618.872	53.31	3.34	5968.728	417.808	1097.152	.000	4453.768	6253.440
12-23	17.424	2640.224	9.968	1508.696	53.31	3.34	5562.904	389.400	1097.152	.000	4076.352	7379.264
12-24	16.344	2476.464	9.352	1415.120	53.31	3.34	5217.992	365.248	1097.152	.000	3755.592	8322.208
12-25	15.408	2335.312	8.816	1334.472	53.31	3.34	4920.456	344.416	1097.152	.000	3478.888	9116.280
12-26	14.600	2212.184	8.352	1264.112	53.31	3.34	4661.072	326.264	1097.152	.000	3237.656	9788.112
12-27	13.880	2103.648	7.928	1202.088	53.31	3.34	4431.624	310.208	1097.152	.000	3024.264	10358.600
12-28	13.256	2007.128	7.568	1146.936	53.31	3.34	4228.496	295.992	1097.152	.000	2835.352	10844.832
12-29	12.680	1920.240	7.240	1097.288	53.31	3.34	4045.440	283.192	1097.152	.000	2665.096	11260.312
S TOT	510.920	77412.040	292.032	44235.544	53.31	3.34	163093.880	11416.528	18697.280	75429.024	57551.048	11260.312
REM.	184.376	27931.960	105.344	15961.128	53.31	3.33	58846.312	4119.280	25093.632	.000	29633.400	13579.192
TOTAL	695.296	105344.000	397.376	60196.672	53.31	3.34	221940.192	15535.808	43790.912	75429.024	87184.448	13579.192
CUM.	.000	.000										
ULT.	695.296	105344.000										

NET OIL REVENUES (M$)	21184.256
NET GAS REVENUES (M$)	200755.936
TOTAL REVENUES (M$)	221940.192

BTAX RATE OF RETURN (PCT)	17.31	PROJECT LIFE (YEARS)	44.413
BTAX PAYOUT	03/25/2017	DISCOUNT RATE (PCT)	10.000
BTAX PAYOUT (DISC)	06/30/2019	GROSS OIL WELLS	.000
BTAX NET INCOME/INVEST	2.16	GROSS GAS WELLS	64.000
BTAX NET INCOME/INVEST (DISC)	1.24	GROSS WELLS	64.000

---------PRESENT WORTH PROFILE---------

DISC RATE	PW OF NET BTAX, M$	DISC RATE	PW OF NET BTAX, M$
.0	87184.416	30.0	-7953.168
2.0	60156.160	35.0	-9029.944
5.0	35179.600	40.0	-9604.528
8.0	20307.816	45.0	-9862.120
10.0	13579.192	50.0	-9916.512
12.0	8492.584	60.0	-9679.688
15.0	2961.888	70.0	-9221.616
18.0	-876.416	80.0	-8687.736
20.0	-2787.704	90.0	-8144.856
25.0	-6060.296	100.0	-7623.256

Table 2 Summary Cash Flow Forecast, Proved Undeveloped Reserves, Forecast Pricing

GRAND TOTAL PROVED UNDEVELOPED
GARFIELD COUNTY, CO
WMS FK, ROLLINS , COZETTE, & CORCORAN SS
TO THE INTERESTS OF DEJOUR ENERGY

DATE: 03/10/10
TIME: 10:12:34
FILE: DEJOG
PROP: 0
STID: BASE
.CMD: DEJOURGG
.OUT: SAMPLE

R E S E R V E S   A N D   E C O N O M I C S

AS OF JANUARY 1, 2010

-END-	---GROSS PRODUCTION---		----NET PRODUCTION----		--PRICES--		--------OPERATIONS, M$--------					10.00 PCT
MO-YR	OIL, MBBL	GAS, MMCF	OIL, MBBL	GAS, MMCF	OIL $/B	GAS $/M	NET OPER REVENUES	SEV+ADV TAXES	NET OPER EXPENSES	CAPITAL COSTS, M$	CASH FLOW BTAX, M$	CUM. DISC BTAX, M$
12-10	.000	.000	.000	.000	.00	.00	.000	.000	.000	.000	.000	.000
12-11	19.544	2960.576	11.168	1691.760	77.96	6.65	12120.864	848.456	151.544	18857.256	-7736.392	-7109.000
12-12	39.144	5931.336	22.368	3389.344	79.98	6.74	24633.168	1724.320	439.952	18857.256	3611.640	-4632.352
12-13	52.128	7897.520	29.792	4512.880	81.46	6.90	33565.728	2349.616	739.808	18857.256	11619.048	3351.192
12-14	62.168	9418.544	35.528	5382.040	83.24	7.10	41169.840	2881.912	1051.504	18857.256	18379.168	15006.712
12-15	50.936	7718.640	29.112	4410.664	85.21	7.33	34810.816	2436.760	1211.328	.000	31162.728	33455.832
12-16	38.512	5834.848	22.016	3334.208	87.99	7.56	27143.776	1900.072	1235.584	.000	24008.120	46377.128
12-17	31.880	4830.200	18.224	2760.128	90.60	7.79	23152.488	1620.664	1260.288	.000	20271.536	56295.520
12-18	27.552	4175.264	15.752	2385.872	93.37	8.03	20629.304	1444.056	1285.504	.000	17899.744	64257.288
12-19	24.464	3705.216	13.984	2117.272	93.37	8.28	18836.688	1318.576	1311.168	.000	16206.944	70810.752
12-20	22.088	3347.496	12.624	1912.856	93.37	8.53	17495.360	1224.672	1337.408	.000	14933.280	76300.248
12-21	20.216	3064.160	11.552	1750.936	93.37	8.77	16434.328	1150.400	1364.160	.000	13919.768	80952.000
12-22	18.696	2833.040	10.688	1618.872	93.37	9.02	15600.184	1092.000	1391.424	.000	13116.760	84936.912
12-23	17.424	2640.224	9.968	1508.696	93.37	9.02	14539.168	1017.728	1391.424	.000	12130.016	88287.024
12-24	16.344	2476.464	9.352	1415.120	93.37	9.02	13637.592	954.608	1391.424	.000	11291.560	91122.064
12-25	15.408	2335.312	8.816	1334.472	93.37	9.02	12860.096	900.192	1391.424	.000	10568.480	93534.336
12-26	14.600	2212.184	8.352	1264.112	93.37	9.02	12182.120	852.744	1391.424	.000	9937.952	95596.480
12-27	13.880	2103.648	7.928	1202.088	93.37	9.02	11583.080	810.816	1391.424	.000	9380.840	97366.056
12-28	13.256	2007.128	7.568	1146.936	93.37	9.02	11052.000	773.648	1391.424	.000	8886.928	98890.056
12-29	12.680	1920.240	7.240	1097.288	93.37	9.02	10573.544	740.160	1391.424	.000	8441.960	100206.144
S TOT	510.920	77412.040	292.032	44235.544	87.92	7.83	372020.144	26041.400	22519.640	75429.024	248030.080	100206.144
REM.	184.376	27931.960	105.344	15961.128	93.37	9.02	153805.320	10766.264	31824.096	.000	111214.960	108306.712
TOTAL	695.296	105344.000	397.376	60196.672	89.36	8.15	525825.464	36807.664	54343.736	75429.024	359245.040	108306.712
CUM.	.000	.000										
ULT.	695.296	105344.000										

NET OIL REVENUES (M$)	35510.240
NET GAS REVENUES (M$)	490315.224
TOTAL REVENUES (M$)	525825.464

BTAX RATE OF RETURN (PCT)	82.67
BTAX PAYOUT	04/21/2014
BTAX PAYOUT (DISC)	05/16/2014
BTAX NET INCOME/INVEST	5.76
BTAX NET INCOME/INVEST (DISC)	2.88

PROJECT LIFE (YEARS)	44.413
DISCOUNT RATE (PCT)	10.000
GROSS OIL WELLS	.000
GROSS GAS WELLS	64.000
GROSS WELLS	64.000

---------PRESENT WORTH PROFILE---------

DISC RATE	PW OF NET BTAX, M$	DISC RATE	PW OF NET BTAX, M$
.0	359245.008	30.0	25701.224
2.0	245837.728	35.0	19012.136
5.0	181231.232	40.0	14149.424
8.0	131174.592	45.0	10531.784
10.0	108306.712	50.0	7790.792
12.0	90730.112	60.0	4042.144
15.0	71039.344	70.0	1728.608
18.0	56691.960	80.0	255.904
20.0	49173.072	90.0	-700.800
25.0	35181.952	100.0	-1329.120